EXHIBIT 10.59

Vice-presidency of Supply and Marketing
Additional No. 1 Contract VSM-GPS-031-2011

ADDITIONAL No. 1

CONTRACT:	VSM-GPS-031-2011

PURPOSE:	BUY-SELL OF CHAZA AND GUAYUYACO CRUDE OIL

SELLER:	SOLANA PETROLEUM EXPLORATION COLOMBIA LIMITED.

BUYER:	ECOPETROL S.A

VALUE:	UNDETERMINED

The contracting parties: ECOPETROL S.A., a decentralized entity of national order, incorporated by means of Law 165 of 1948, with Tax ID No.  899-999-068-1, organized as a Mixed Economy Company according to the dispositions of article No. 2 of Law 1118 of 2006, linked/related to the Ministry of Mines and Energy, with domicile in Bogota D.C., hereinafter referred in this Additional as THE BUYER, represented by CLAUDIA L. CASTELLANOS R, of age and domiciled in this city, identified with citizenship card No. 63.314.635 issued in Bucaramanga, who in capacity of VICE-PRESIDENT OF SUPPLY AND MARKETING and with authorization contained in the Delegation Manual, acts on behalf of this Company, and on the other hand, SOLANA PETROLEUM EXPLORATION COLOMBIA LIMITED, with Tax ID No. 830.051.027-8, hereinafter THE SELLER represented by HUGO RODRIGUEZ, identified with citizenship card No. 3.093.980 issued in Colombia who acts in his capacity as Legal Representative and is duly authorized to execute this Additional to Contract VSM-GPS-031-2011,  as recorded in the attached incorporation and representation certificate, who states that neither he nor the company he represents are disqualified on grounds of disability or any inconsistency according to the Constitution or the law, that might prevent them from entering into this Additional.

Under the previous conditions, THE BUYER and THE SELLER together called the Parties and individually the Party, agree to execute the Additional hereof having considered the following:

 RECITALS AND REPRESENTATIONS

1.	That on June 27, 2005, the Agencia Nacional de Hidrocarburos and THE SELLER entered into a Contract for the Exploration and Production of Hydrocarbons called Chaza.

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia Teléfono:
(571)2344606

Vice-presidency of Supply and Marketing
Additional No. 1 Contract VSM-GPS-031-2011

2.	That on September 30, 2002, ECOPETROL S A and THE SELLER entered into an Association Contract called Guayuyaco.

3.
That, THE SELLER holds 50% of the crude production resulting from field Chaza, 35% from field Guayuyaco, all percentages previously mentioned shall be after deducting the percentage corresponding to the royalties.

4.
That on July 27 of the year two thousand eleven (2011), ECOPETROL S.A. and SOLANA PETROLEUM EXPLORATION COLOMBIA LIMITED entered into contract VSM-GPS-031-2011 whose purpose is the purchase of crude oil produced in the Association Contract Guayuyaco, and the Chaza Block, hereinafter ther “Contract”.

5.
That for purposes of the execution of this Additional, THE SELLER shall enter into a contract with the VICE-PRESIDENCY  OF TRANSPORTATION AND LOGISTICS OF ECOPETROL S.A. whose purpose is the transportation service of liquid hydrocarbons in the Oleoducto Transandino – OTA.

6.	That the contract to be executed between THE SELLER and the VICE-PRESIDENCY OF TRANSPORTATION AND LOGISTICS OF ECOPETROL S.A. is an essential consideration for the execution of this Additional.

7.
That considering that the date of termination for the Contract to be entered into between THE SELLER and the VICE-PRESIDENCY OF TRANSPORTATION AND LOGISTICS OF ECOPETROL S.A. is July 31, 2012, it is necessary to extend the term of the Contract, and therefore this Additional No 1 is signed.

8.
That as a consequence of the execution of the mentioned transportation Contract, the parties have considered the need to review and adjust the pricing formula, the measurement of quality and quantity, the point of delivery of crude and the schedule of deliveries initially defined in the original Contract.

9.
That in accordance with clause sixth-Point of Delivery, paragraph first, of contract VSM-GPS-031-2011, “(…) Any of the Parties may propose a change or addition of a Point of Delivery; in such case, the Parties by mutual agreement shall define the new Point (s) of Delivery and the conditions governing them by means of an amendment to be executed by the legal representatives of the Parties”.

10.
That the administrator and the manager of contract VSM-GPS-031-2011, jointly evaluated the necessity to modify the original contract by executing the Additional No 1 hereof. Likewise, in compliance with the Procedure for Contractor’s Performance (ECP-DAB-P-032), the latest partial performance evaluation made to THE SELLER was presented.

11.
That for purposes of the execution of this Additional, THE BUYER previously verified the Bulletin of Fiscal Responsibility developed and published by the General Comptroller of the Republic, in which THE SELLER does not appear as one of the people who have been determined by a judicial and firm decision as fiscally responsible. Likewise, THE BUYER implemented the control mechanisms in connection with the prevention for assets laundering and developed instruments for the adequate implementation of the same in compliance with the Manual for the Administration of the risk of Assets Laundering (AL) and the Financing of Terrorism (FT).

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia Teléfono:
(571)2344606

Vice-presidency of Supply and Marketing
Additional No. 1 Contract VSM-GPS-031-2011

12.	That in accordance with the Delegations Manual to Contract of ECOPETROL S A, the Vice-President of Supply and Marketing is competent entity to enter into this Additional.

13.	That THE BUYER in its budget expenses has the respective budget availability for the execution of the Additional contained hereof.

14.
That in accordance with the provisions contained in the Contracting Manual of THE BUYER and having analyzed the nature and manner of implementing the performance of the Parties on the occasion of this Additional to the sales of crude oil, the Authorized Officer has classified the risk as low, and therefore dispenses the need to require a guarantee from THE SELLER.

15.
That considering the contractual planning, the areas of Labor Relations, the Unit of Risks Management, the Corporate Unit for Budget and Financial Analysis and the Accounting and Tax Coordination of ECOPETROL S.A. were consulted, in order to avoid any labor, tax, environmental, and other risks that may be generated for the Company as a result of the execution and implementation of this Additional.

16.
That in compliance with the guidelines for the prevention of Assets Laundering and the Financing of Terrorism adopted by THE BUYER, the Legal Representative of THE SELLER represents under the seriousness of oath and subject to the sanctions of the Colombian Criminal Code:

I.
That my funds (or the funds of the entity I represent) are generated in legal activities and are linked to the normal development of my activities (or activities inherent to the corporate purpose of the company represented), and otherwise, said funds do not come from any illegal activity as contemplated in the Colombian Criminal Code or in any regulation that substitutes, adds or amends it.

II.
That I (or the entity I represent) have not made any transactions or operations destined to illegal activities as contemplated in the Colombian Criminal Code or in any regulation that substitutes, adds or amends it, or in favor of persons in connection with said activities.

III.
That the funds committed in the contract VSM-GPS-031-2011 or in the legal relation with THE BUYER do not come from any illegal activity as contemplated in the Colombian Criminal Code or in any regulation that substitutes, adds or amends it.

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia Teléfono:
(571)2344606

Vice-presidency of Supply and Marketing
Additional No. 1 Contract VSM-GPS-031-2011

IV.
That in the execution of the contract VSM-GPS-031-2011 or in the legal relation with THE BUYER, I will not contract or have any relations with any third parties that carry out operations or whose funds are coming from illegal activities as contemplated in the Colombian Criminal Code or in any regulation that substitutes, adds or amends it.

V.
That the entity I represent complies with all regulations on prevention and control to assets laundering and the financing of terrorism) AL/FT) as may be applicable (as the case might be), having implemented the policies, procedures and mechanisms for the prevention and control to AL/FT derived from said legal provisions. A model of certification is attached in annex 1.

VI.
That neither I, nor the entity I represent, nor its shareholders, associates or partners that directly or indirectly hold FIVE PER CENT (5%) or more of the corporate capital, contribution or participation, or its legal representatives and members of the Board of Directors are in the international listings related to Colombia in accordance with international law (United Nations listings) or in the OFAC listings, being THE BUYER authorized to conduct the verifications as deemed pertinent and to terminate any commercial or legal relationship if proved that any of such persons are found in said listings. A model of certification is attached in annex 2.

VII.
That there are no investigations or criminal proceedings for any offenses of willful misconduct against me or against the entity I represent, its shareholders or partners, that directly or indirectly hold FIVE PER CENT (5%) or more of the corporate capital, contributions or participation, or its legal representatives and its members of the Board of Directors, being THE BUYER authorized to make the verifications as deemed pertinent in data bases or in local or international public information or tot terminate any commercial or legal relationship if proved that against any of such persons there are investigations or proceedings or the existence of information in said public data bases that may place THE BUYER in front of a legal or reputational risk.

VIII.	That in the event of occurrence of any of the circumstances described in the two paragraphs above, the commitment is to communicate it immediately to THE BUYER.
IX.
That with the signature of this document, it is understood that, both me as well as the natural or legal person represented, grant our informed consent, and therefore, authorize THE BUYER to communicate to the local authorities or the authorities of any of the countries in which THE BUYER conducts operations, on any of the situations described in this document, as well as to provide to the competent authorities of such countries all the personal, public and private information, as required from me or the natural or legal person represented; and likewise for THE BUYER to make the reports to the competent authorities as considered pertinent in accordance with its regulations and manuals in connection with its system of prevention and/or management the risk of assets laundering and the financing of terrorism, waving it from any responsibility for such action.

X.
That all the documentation and information provided for entering into and execution of the contract or legal business with THE BUYER is true and accurate, being THE BUYER authorized to make any verifications as deemed pertinent and to terminate the contract or legal business if proved or becomes aware otherwise.

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia Teléfono:
(571)2344606

Vice-presidency of Supply and Marketing
Additional No. 1 Contract VSM-GPS-031-2011

XI.	That no other natural or legal person has any non-legitimate interest in the contract or legal business that motivates the subscription of the statement hereof.
XII.
That I am aware, represent and accept that THE BUYER has the legal obligation to request any clarifications as deemed pertinent in the event of circumstances based on which THE BUYER may have reasonable doubts concerning my operations or the operations of the natural or legal person I represent, as well as the origin of our assets, in which case we are committed to provide the respective clarifications. If these are not satisfactory under THE BUYER’S criteria, we authorize to terminate the commercial or legal relation.

Based on the above, the Parties,

AGREE

CLAUSE FIRST. Modify CLAUSE SECOND. PRICE of the contract VSM-GPS-031-2011, which shall be as follows:

“CLAUSE SECOND. PRICE: The price to be paid for the crude oil of this Contract, placed at the Delivery Point (s) indicated in clause sixth of this document shall be established as the monthly average corresponding to the month of the delivery of crude oil for the different components which comprise the following formula(s):

A. For crude oil exported as Southblend by the port of Tumaco and received at the Tumaco Plant:

Crude Price =	Marker – Port Operation Fee – Commercialization Fee

Each of the above terms are defined as follows:

Marker: Corresponds to the average export price of THE BUYER of the South Blend Mix by the Port of Tumaco negotiated for the month of crude deliveries. The price reported by THE BUYER will be the value reviewed and approved by the Management of International Commerce of ECOPETROL S.A. The reference quality of the South Blend mix is 29.3° API and 0.62% Sulfur (S).

Port Operation Fee: Corresponds to a value of cero point seventy sixteen cents of US dollars per barrel (US$/Bl 0.7016), which covers the loading operation from the reception of the product at the port to the delivery by the line to the platform or Mono-buoy, respectively.

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia Teléfono:
(571)2344606

Vice-presidency of Supply and Marketing
Additional No. 1 Contract VSM-GPS-031-2011

Commercialization Fee: Corresponds to the value of one dollar and fifty cents of US dollars per barrel (US$/Bl 1,50).

B.	For crude exported as “Oriente” crude through Ecuador:

Crude Price =	Marker – Transportation (Site of Delivery /Loading Port) –Transportation Tax –Commercialization Fee

Each of the above terms is defined as follows:

Marker: Corresponds to the real weighted average price of exports made by THE BUYER of Crude Oriente through the port of Balao.

Transportation (Site of Delivery /Loading Port): It is determined as the sum of the following rates:

TRANSPORT SYSTEM	APPROVING RESOLUTION	APPROVED RATE
		(USD/Bl)
Orito – San Miguel (OSO)	124572	2.262
La Ye - Orito (OMO)	124560	0.5192

•	Additionally, the fee charged by PETROECUADOR for crude transportation between San Miguel and the port of Balao.

Transportation Tax: It is determined according to the provisions in Article 52 of the Petroleum Code of Colombia for transportation systems indicated in the previous point. For the Ecuador trench the respective tax, if applicable, shall be taken into account from the delivery site to the loading port.

Commercialization Fee: Corresponds to the value of one dollar and fifty cents of US dollars per barrel (US$/Bl 1.5).

C.	For crude oil delivered at the DINA Station for export by the port of Coveñas or for refining:

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia Teléfono:
(571)2344606

Vice-presidency of Supply and Marketing
Additional No. 1 Contract VSM-GPS-031-2011

Crude Price =	Marker +/- Adjustment for Quality – Transportation (Site of Delivery/Port of Loading) – Transportation Tax –Commercialization Fee – Port Operation Fee.

Each of the above terms is defined as follows:

Marker: Corresponds to the average price of export of Grupo Empresarial of export crude mix Vasconia by the Port of Coveñas negotiated for the month of delivery. THE BUYER shall report this value. The quality reference for Vasconia crude is 24.8° API and 0.97 % Sulphur (S).  In case the Grupo Empresarial Ecopetrol does not make any exports in the month of deliveries, the marker discount shall correspond to the average export discount of Crude export mix Vasconia reported by Argus and Platts for the month minus 1 of deliveries. THE BUYER shall report this value monthly.

Adjustment for Quality: Monthly compared in terms of API and sulfur %  the marker qualities and crude purchased, applying bonuses or penalties to the price depending on whether or not the quality is better or worse than the marker, as follows:

•
Correction for API: +/- 0.53 US$/Unit of API or prorated by fraction. Price adjustments shall be positive for API gravities of crude above the reference value for marker crude and negative for lower gravities.

•
Correction for sulfur: +/- 1,98 US$/Unit of % of sulfur in weight or prorated by fraction. Price adjustments shall be positive for percentages of sulfur in the crude below the reference value for marker crude and negative for higher values.

The mentioned adjustments for quality (Gravity API and Sulfur) shall be made only if the average daily deliveries of crude owned by THE SELLER (In volume) is higher than 10% of the daily average of total exports of Vasconia Mix of ECOPETROL S.A. by the port of Coveñas for the month of deliveries.

Transportation (Site of Delivery/Port of Loading): This is determined as the sum of the fees established by the Ministry of Mines and Energy for pipelines between Tenay and Coveñas. The transportation fees for pipelines are updated at the beginning of each year by the “Phi” Factor as indicated by the Ministry of Mines and Energy. The applicable fees for the year 2011 are:

Section	Base100% Fee Year 2011 MME US$/Bl
Tenay – Vasconia	1.4163
Vasconia – Coveñas ODC	1.60
Total Transportation	3.0163

Page 7of 20

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia Teléfono:
(571)2344606

Vice-presidency of Supply and Marketing
Additional No. 1 Contract VSM-GPS-031-2011

Transportation Tax: It is determined according to the provisions in Article 52 of the Petroleum Code of Colombia (or the regulation that modifies it) for transportation systems indicated in the previous point based on the following detail:

Section	Fee MME US$/Bl	% Transportation Tax	Transportation Tax US$/Bl
Tenay – Vasconia	1.4163	6%	0.085
Vasconia – Coveñas ODC	1.60	6%	0.096
Total Tax	3.0163		0.181

Commercialization Fee: Corresponds to the value of one dollar and fifty cents of US dollars per barrel (US$/Bl 1.5).

Port Operation Fee: Corresponds to a value of cero point fifty nine eighty one cents of US dollars per barrel (US$/Bl 0.5981) which covers the loading operation from the reception of the product at the port to the delivery by the line to the platform or Mono-buoy, respectively.

FIRST PARAGRAPH: The price determined by the aforementioned formula comprises the different costs generated until the delivery of the crudes being the purpose of this Contract at the Delivery Point(s); therefore THE BUYER shall not make any additional disount on the aforementioned items.

SECOND PARAGRAPH: When the parties agree on delivery point(s) different from those established in clause sixth (6th), the price formula set out in this clause shall be modified in the transportation item, taking into account the fees and transportation tax of crude for the pipeline in force between the delivery point(s) and the export port that applies. Additionally, the marker shall be modified as the case may be by previous  agreement between the Parties.

THIRD PARAGRAPH: The reception and inspection costs in the case of stations agreed between the parties and not operated by ECOPETROL S A, shall be recognized directly by THE SELLER to the respective operating company. THE BUYER shall not make any additional acknowledgment on said items.

FOURTH PARAGRAPH: PRICE RENEGOTIATION. The parties may request a review of the price established in this clause provided that any of the following events occur:

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia Teléfono:
(571)2344606

Vice-presidency of Supply and Marketing
Additional No. 1 Contract VSM-GPS-031-2011

a) A change of more or less two (2) API grades in the quality of crude oil produced in the  field/area/block contracted.

b) A change of more or less two (2) API grades in the quaity of Marker Crude during three (3)  consecutive months . In this event the request for review shall be made during the following month to the period of three (3) consecutive months.

c) In the event the Marker Crude disappears and it becomes necessary to define a new Marker.

The Parties shall have a term of thirty (30) business days to negotiate. In case of reaching an agreement, this shall be stated for the record by signing an Additional between THE BUYER and THE SELLER and its contents shall apply from the day after the date in which said Additional is executed.

If, at the end of thirty (30) business days there is not an agreement, THE BUYER or THE SELLER may inform to the other, its intention to terminate the Contract VSM-GPS-031-2011 pursuant to clause Twenty Second of this Contract.

The termination is not a waiver for the Parties to fulfill the obligations that may have been caused.

FIFTH PARAGRAPH: API and Sulfur coefficients of adjustments for quality referred to in this clause shall be reviewed each year after the signature of the Contract hereof. Any changes in the coefficients shall be stated for the record by signing an Additional between THE BUYER and THE SELLER and its contents shall apply from the day after the date in which said Additional is executed.

SIXTH PARAGRAPH: QUALITY SPECIFICATIONS. THE BUYER shall certify the quality of crude received on the site of delivery as indicated in clause sixth and the following quality specifications shall be fulfilled:

Field/Contract	° API Minimum	SULFUR (% en peso) Maximum	BSW (% en volumen) Maximum	SALT (Lb/1000Bls) Maximum
Santana and Guayuyaco	29.0°	0.7	0.5	20.0
Chaza	29.0°	0.41	0.5	20.0

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia Teléfono:
(571)2344606

Vice-presidency of Supply and Marketing
Additional No. 1 Contract VSM-GPS-031-2011

1.
The crude density shall be determined by the laboratory method ASTM-D-1298 (Method to determine density, specific density (specific Gravity) or API Gravity or crude and liquid petroleum products by the Hydrometer method).

2.	The water and content sediment, BSW, shall be determined by the methods:
Water in suspension ASTM-D4377 “Method to determine water in crude oils by potentiometric titration Karl Fisher and
Sediments ASTM-D473 “Method to determine sediments in crude and fuel oils by extraction”,
For content of water and sediments in crude individual maximum values shall be accepted of: 0.5% in volume for water and 0.01% in volume for sediments.
3.	The sulfur content shall be determined by the method ASTM-D4294 “Method to determine sulfur in crude and oil products by dispersive energy of X rays of spectrometry of fluorescence”.
4.	The salt content shall be determined by the method ASTM-D3230 “Method to determine salt in crudes by the electrometric method”.

When specifications of BSW, Salt and sulfur herein indicated are not within the allowed margin,
THE BUYER reserves the right to receive crude oils and buy them with an adjusted price, Corrections for BSW and Salt shall be applied according to the following tables:

BSW Content % in Volume	Correction (US$/Barrel)	Assumed by
0.51 to 0.80	0.10	THE SELLER
0.81 to 1.00	0.20	THE SELLER
1.01 to 1.20	0.30	THE SELLER
1.21 to 1.50	0.40	THE SELLER
>than 1.51	Rejected
Salt Content Libras por cada mil Barriles	Correction (US$/Barril)	Assumed by
20.1 to 30.0	0.160	THE SELLER
30.1 to 40.0	0.180	THE SELLER
40.1 to 60.0	0.200	THE SELLER
60.1 to 80.0	0.220	THE SELLER
80.1 to 100.0	0.240	THE SELLER
>than 100.0	Rejected

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia Teléfono:
(571)2344606

Vice-presidency of Supply and Marketing
Additional No. 1 Contract VSM-GPS-031-2011

It is understood that THE SELLER shall make its best efforts to deliver the crude oils being the purpose of this Contract VSM-GPS-031-2011 with the BSW and Salt contents within the parameters agreed. These corrections shall be applied to daily deliveries for each batch delivered.

In case the crude deliveries exceed the maximum values of table (1.51 % BSW and 100 pounds per thousand barrels of slat), and if THE BUYER decides to choose the reception of crude, the Parties shall agree on the value of the corresponding correction which shall be stated for the record in a Minutes/Additional signed by the parties. In case an agreement is not reached, THE BUYER may reject the crude.

SEVENTH PARAGRAPH: Reimbursable Expenses: Reimbursable expenses shall not be higher than forty million pesos (COP$40,000,000) before VAT and THE BUYER shall have to previously authorize and approve them. This shall include only and exclusively the cost of the independent inspector referred to in Paragraph Second of clause Fifth of Contract VSM-GPS-031-2011.

The amount of reimbursable expenses shall not be part of the value of Contract VSM-GPS-031-2011. The handling of reimbursable expenses shall be made in accordance with the current procedures that THE BUYER has for this kind of expenses (annex 3).”

CLAUSE SECOND: Modify CLÁUSULA THIRD. INVOICING AND PAYMENT of contract VSM-GPS-031-2011, which shall be as follows:

“CLAUSE THIRD. INVOICING AND PAYMENT: THE SELLER shall invoice and charge THE BUYER the value of the crude sold according to the terms of this document, at the Planning and Supply Management Office in Bogotá, within the first ten (10) business days of the month, after the month of the delivery of crude to THE BUYER. Within the first seven (7) calendar days of the month after the deliveries, THE BUYER shall provide THE SELLER the information the latter may require to make the corresponding invoice. Invoices shall be filed at the Planning and Supply Management Offices of THE BUYER in Bogotá and its date of presentation valid for the payment shall be the date of reception at the accounts payable office of THE BUYER in Bogotá. The invoicing shall be made based on the net volumes, free of water and sediment, corrected at sixty (60) Fahrenheit degrees received at the Delivery Point. For invoice approval it is necessary to present the official forms Table No 4 and/or Form No. 9SH from the Ministry of Mines and Energy.   Provisional Table No 4 and forms may be accepted, but quarterly, THE SELLER shall submit to THE BUYER copy of Tables No 4 and/or Form No. 9SH of the previous quarter duly filled in and signed by the Ministry of Mines and Energy.

Considering the authorization of payments in foreign exchange stated in article 51 of External Resolution Number 8 of 2000 of the Board of Directors of the Central Bank, which provides that the purchase-sales of crude oil and natural gas produced in the country may be paid in foreign exchange by THE BUYER and all other entities engaged in the industrial activity of refining oil, the invoicing made by THE SELLER for the provision of crude to THE BUYER shall be made  in dollars of the United States of America.

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia Teléfono:
(571)2344606

Vice-presidency of Supply and Marketing
Additional No. 1 Contract VSM-GPS-031-2011

In all cases payment shall be made thirty (30) calendar days after the filing of the invoices duly filled in, and after any legal withholdings, if applicable. THE SELLER shall communicate to THE BUYER in advance, and in writing, the bank account in which the respective payment shall be made.

FIRST PARAGRAPH: THE BUYER shall have a period of ten (10) business days, counted as of the reception of the invoices for the sale of crude oil, to review or object them. In case of any objections on the invoices, the date of reception shall be the date of filing of the new invoice. THE BUYER shall inform THE SELLER within the term established of any invoice objected, so that it may be adjusted and corrected, clearly specifying the items to be adjusted or corrected and the corresponding motives. THE SELLER shall respond any objection within ten (10) business days after reception of the same, counted as of the time in which THE BUYER submits to THE SELLER all documents supporting the objection, unless the Parties determine by common agreement to extend this term, if the complexity of the objection or any other circumstance thus requires so.

In case THE SELLER fails to respond the objection within the term described, the objection shall be understood as accepted by THE SELLER. If THE SELLER resolves the objection in favor of THE BUYER, it shall be understood that there was no payment obligation on the invoice originally filed, being the purpose of the objection. If THE SELLER resolves the objection in its favor, THE BUYER shall be obliged to pay the amount unpaid. In order to resolve any discrepancy, each of the Parties shall submit to the other Party copy of the documents, which originated the invoice and the objection. In the event THE BUYER is in disagreement with the decision of THE SELLER, the former may apply the provisions in clause seventeenth of this document.

SECOND PARAGRAPH: For deliveries made for export through the Port of Tumaco, the invoicing shall be based on the final volumes invoiced in the previous month or the last month in which deliveries have been made in each point, afterwards and after completion of the volumetric compensation and the publication of the results the respective adjustment shall be made.

THIRD PARAGRAPH: In case of any unjustified delay in the payment of invoices not objected on time by THE BUYER, in accordance with the provisions in the first paragraph of this article, THE BUYER shall recognize to THE SELLER, as interest payable in pesos, the highest interest rate authorized by the Superintendence of Finance during the default days effectively elapsed.

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia Teléfono:
(571)2344606

Vice-presidency of Supply and Marketing
Additional No. 1 Contract VSM-GPS-031-2011

In order to calculate the late interests, the amount of the overdue invoice(s) in dollars shall be first converted to Colombian pesos at the market representative exchange rate, on their date of issuance, as per certification of the Superintendence of Finance of Colombia.

THE BUYER shall pay the invoices charging late interests thirty (30) calendar days after their reception by THE BUYER.

Both THE BUYER and THE SELLER understand that the invoices issued as well as the Contract hereof shall be a writ of execution and THE BUYER and SELLER expressly wave any private or judicial requirements to file as default.

FOURTH PARAGRAPH: In case THE SELLER is interested in any factoring with the invoices issued in connection with this Commercial Offer, the option in first instance shall be offered to THE BUYER.”

CLAUSE THIRD: Modify CLAUSE FOURTH. TERM of the Contract VSM-GPS-031-2011, which shall be as follows:

“CLAUSE FOURTH. TERM OF THE CONTRACT: The term of the Contract shall commence with the fulfillment of the requirement of its perfection and shall comprise the term of execution and the liquidation.

The term of execution of the Contract shall be counted upon compliance with the requirement for execution set forth in clause Fifteenth and shall terminate on july 31st of two thousand twelve (2012).

The parties shall carry out the respective minutes of iquidation within a term of four (4) months counted as of the date of termination of the term of execution of the Contract.

In case THE SELLER fails to attend the liquidation, or if there is no agreement on the content of the same within the term previously mentioned, THE SELLER expressly authorizes THE BUYER to proceed and carry out the unilateral liquidation in a term of two (2) months.”

CLAUSE FOURTH: Modify CLAUSE FIFTH. INSPECTION AND MEASUREMENT of contract VSM-GPS-031-2011, which shall be as follows:

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia Teléfono:
(571)2344606

Vice-presidency of Supply and Marketing
Additional No. 1 Contract VSM-GPS-031-2011

“CLAUSE FIFTH. INSPECTION AND MEASUREMENT.  The  volume and quality shall be measured at the Delivery Point (s) defined in clause Sixth, and shall be conducted following the operational procedures established in the Measurement Manual of ECOPETROL S.A. (hereinafter the “MMH”), attached herein as Annex 4. In case of Additionals, additions or suppressions to the MMH, THE BUYER shall notify THE SELLER of such changes, which shall be mandatory since its notification. Qualified personnel shall conduct the measurements of volume and quality. THE BUYER’S or its associates stations or departments where the crude oil is received, shall certify the volume and quality (API, BSW and Salt) of the crude oil received daily at said locations. In the case of deliveries in Tumaco, whose volumes and quality are determined through volumetric compensation, the measurement for sulfur content shall also be conducted.

FIRST PARAGRAPH: MEASURMENT OF VOLUME. The final volume to be purchased shall be calculated as Net Standard Volume (NSV) and shall be understood as the total volume of all oil liquids excluding sediment and water (BSW) at a standard temperature of 60º F. The measurment may be conducted with static or dynamic measurment applying the methods described in the MMH. The volume upon which the crude delivered by THE SELLER at the inlet flange in the Plant of Tumaco will be calculated shall be the resulting volume after the application of the volumetric compensation and sent by the Vice-presidency of Transportation and Logistics. For crudes delivered at the inlet flange to the tanks of the Orito Station for crude exported as Oriente Crude for Ecuador and for crudes delivered at the Dina Station it shall be made according to the invoicing and payment Clause.

SECOND PARAGRAPH: MEASUREMENT OF QUALITY. The measurment of quality shall allow the real determination of the characteristics of the crude being the purpose o fthe Contract hereto. A representative sample shall be taken for its determination as described in the MMH, Chapters 8, 9, 10 and 14, and shall be used to establish the deviations which may affect the price of the crude oil.

The sulfur content of crude oil(s) for billing purposes will be the value reported by the Colombian Petroleum Institute (CPI) in accordance with the analysis made each semester by that  institute performed for each crude oil. THE BUYER will update this information each semester to be delivered to THE SELLER. In the event that such sulfur content analysis is not available, the sulfur content for billing purposes will be the one established in the Sixth Paragraph of clause First of this document, which will be in force until the CPI performs a new analysis, which will be informed to THE SELLER by THE BUYER. From the day following the receipt by THE SELLER of the analysis performed by CPI, the sulfur content for billing purposes will be the one established by THE BUYER in such report. When any of the parties considers appropriate, may request the performance by CPI of a new analysis of sulfur contents.

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia Teléfono:
(571)2344606

Vice-presidency of Supply and Marketing
Additional No. 1 Contract VSM-GPS-031-2011

THIRD PARAGRAPH: SULFUR CONTENT FOR CRUDE DELIVERED AT THE TUMACO PLANT: For crude delivered at the Tumaco Plant for export South Blend Mix, the sulfur content shall be measured at the inlet points of each crude to the respective mix stream, in this case, the sulfur content shall be rewarded or punished in accordance with the standards of the volumetric compensation calculated by the Vice-presidency of Transportation and Logistics.

When deemed appropriate, any of the parties may appoint an independent inspector to certify the quality and quantity and verify the capacity of the tanks or the calibration of the measurement and volume instruments. The costs of such analysis or inspections will be shared equally between THE BUYER and THE SELLER.

THE SELLER shall be in charge of making the payment of the independent inspector. THE BUYER shall pay THE SELLER one half of its share corresponding to the billing(s) of the independent inspector as a reimbursable expense pursuant to Paragraph Seventh of clause First.”

CLAUSE FIFTH: Modify CLAUSE SIXTH. POINT(S) OF DELIVERY of contract VSM-GPS-031-2011, which shall be as follows:

“CLAUSE SIXTH. POINT (S) OF DELIVERY: THE BUYER and THE SELLER agree that the Delivery Point(s) and the transfer of the crude oil property right, purpose of this sales agreement will be: i) the inlet flange to the tanks at the Tumaco Plant for crude exported as South Blend by Tumaco, ii) the inlet flange for unloading tankers at the Dina Station for crude purchased for export by the port of Coveñas or for refining. In all these points, the delivery shall be made of the measurement of the tanks and/or flow meter in accordance with the procedures set out in clause fifth of contract VSM-GPS-031-2011.

THE SELLER transfers to THE BUYER the crude oil property right at the Delivery Point(s). THE SELLER guarantees at the moment of delivery that the crude oil is free of any liens or financial claims by any government entity of any level, or of any natural or legal person of private law, in every respect, including those arising from taxes, rates, contributions, participation or royalties, domain limitation or any other judicial or extrajudicial measure that may restrict or limit the use or availability of the crude oil by THE BUYER. The costs associated with the transportation of the crude oil to the Delivery Points, along with the costs associated to the delivery of the crude oil, will be borne by THE SELLER.

PARÁGRAFO PRIMERO: Any of the Parties may propose a change or addition of a Point of Delivery; in such case, the Parties by mutual agreement shall define the new Point (s) of Delivery and the conditions governing them by means of an Additional to be executed by the legal representatives of the Parties.

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia Teléfono:
(571)2344606

Vice-presidency of Supply and Marketing
Additional No. 1 Contract VSM-GPS-031-2011

SECOND PARAGRAPH: The volumes to be received at the station established in this clause will be determined on a monthly basis in accordance with the official transportation schedule established by THE BUYER.”

CLAUSE SIXTH: Modify CLAUSE SEVENTH. SCHEDULE OF DELIVERIES of contract VSM-GPS-031-2011, which shall be as follows:

“CLAUSE SEVENTH. SCHEDULE OF DELIVERIES: For deliveries at the inlet flange to the tanks of Tumaco Plant for crude exported as South Blend, the parties acknowledge and accept that the schedule of deliveries established by virtues of the contract hereof is subject to the commitments agreed in the transportation contract entered into by THE SELLER and the VICE-PRESIDENCY OF TRANSPORTATION AND LOGISTICS OF ECOPETROL S A, and of which the Regulations for Operation and Transportation is part of said contract. In consequence, THE SELLER shall make the nomination of crude oil to be transported and delivered pursuant to the terms and conditions defined in clause 8 of the Manual of the Transporter of Pipelines of Ecopetrol. Likewise, the volumes to be received by THE BUYER shall be those approved by the TRANSPORTER pursuant to clause 8 numeral 8.4.1., of the Manual of the Transporter of Pipelines of Ecopetrol.

For deliveries at the inlet flange to the tanks of the Orito Station for crude exported as Oriente Crude through Ecuador as well as in the line of unloading of tanker s of the Dina Station for crude bought for export by the port of Coveñas or for refining, THE SELLER shall deliver to THE BUYER at the latest on the fifth (5th) calendar day of each month an estimated schedule of production and deliveries for the following quarter. THE BUYER shall have five (5) business days to report to THE SELLER the final or partial acceptance of the schedule presented. If THE SELLER does not receive any ansuwer from THE BUYER, within the term indicated, it shall be understood in its totality the schedule of deliveries. In case of partial acceptance of the schedule of deliveries, THE SELLER may dispose of and/or sell the crude not accepted.  Considering that the previous information is a basic premise for THE BUYER’S planning process, THE BUYER may refrain from receiving the crude in case THE SELLER fails to provide the schedule within the term indicated. Depending on the operation and restriction to the transportation in truck-tankers the Parties may agree on any modifications and adjustments to the delivery plan, for which a written communication between the parties shall be sufficient.

THE SELLER is bound to supply and keep track of the information of production on the field, liquidation of royalties, shipment by tank truck and/or pipelines, and indicate the participation and the property right on each, and the official receipt of the receiving station. For this purpose, THE SELLER shall send to THE BUYER on a daily basis the information requested, through THE BUYER’S volumetric integrator, which is available at THE BUYER’S web site. Copy of the Users Manual is attached herein as Annex 5.

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia Teléfono:
(571)2344606

Vice-presidency of Supply and Marketing
Additional No. 1 Contract VSM-GPS-031-2011

In the event that within the agreed term THE BUYER cannot receive at the Delivery Point(s) the total amount of crude oil, THE SELLER will be informed with at least three (3) calendar days in advance, and as soon as the contingency is solved, THE BUYER will inform the date to resume the receiving.

Likewise, in the event that for reasons associated to the operation of the filed, THE SELLER cannot deliver the crude oil to THE BUYER on any of the dates established in the schedule, THE SELLER shall inform THE BUYER in writing with three (3) calendar days in advance to the corresponding delivery date, and as soon as the contingency is overcome, THE SELLER will inform the date to resume the deliveries.

In case of indicating a different site for the reception of crude, the parties shall made the adjustments set forth in the item of transportation and transportation tax of the formulas defined in clause Second based on the higher or lower value that transportation may have to the new Point(s) of Delivery defined by THE BUYER, considering for such purpose the current transportation fees at the time of occurrence of the situation. All the foregoing shall be stated for the record in a minutes or Additional executed by the Parties for such purpose.”

CLAUSE SEVENTH: This Additional does not imply a novation of the contract VSM-GPS-031-2011, which clauses continue in force except for what was expressly modified by this document.

CLAUSE EIGHTH: PUBLICATION: The payment of the publication of this Additional in the Public Contracts Newspaper (Diario Único de Contratación Pública) shall be borne by THE SELLER and shall be a requirement for the execution of the Additional. THE SELLER shall deliver to THE BUYER a copy of the respective deposit within ten (10) business days after the signature of the Additional hereof. Upon delivery of the corresponding receipt for the payment of said rights, THE BUYER shall submit to the National Print Office of Colombia in an original the Extract of Publication within ten (10) days after said delivery.

CLAUSE NINTH: TAXES: All taxes, that are caused by the execution, formalization, implementation and termination or liquidation of this Additional with the exception of those strictly corresponding to THE BUYER, shall be borne by THE SELLER. THE BUYER shall carry out any withholding taxes on the accounts of THE SELLER as set forth by law.

CLAUSE TENTH: The Parties agree to give to the agreements contained hereinto the meaning of a transaction, pursuant to the provisions set forth in the regulations in force, thus, maintaining the contractual, economic and financial balance of the Contract VSM-GPS-031-2011.

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia Teléfono:
(571)2344606

Vice-presidency of Supply and Marketing
Additional No. 1 Contract VSM-GPS-031-2011

CLAUSE ELEVENTH: The Additional herof is perfected with subscription of the same by the Parties.

In witness whereof, the Parties hereto have caused this Additional to be duly executed in Bogotá D.C. on the 30th day of the month of January of the year two thousand and twelve (2012), in two copies of the same content.

THE SELLER	THE BUYER
/s/ Hugo Rodriguez HUGO RODRIGUEZ Legal Representative	/s/ Claudia L. Castellanos R. CLAUDIA L. CASTELLANOS R. Vice- president of Supply and Marketing

ANNEX 1.  Model of certification of application of AL/FT regulations for companies obliged to adopt systems of AL/FT prevention
ANNEX 2. Certificate of shareholder’s interests for associates, shareholders or partners holding more than five (5%) of interest in the corporate capital.

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia Teléfono:
(571)2344606

Vice-presidency of Supply and Marketing
Additional No. 1 Contract VSM-GPS-031-2011

ANNEX No. 1

MODEL OF CERTIFICATION OF APPLICATION OF AL/FT REGULATIONS FOR COMPANIES OBLIGED TO ADOPT SYSTEMS OF AL/FT PREVENTION

OBLIGATORY ONLY FOR THOSE PARTIES THAT BY LEGAL REGULATIONS ARE OBLIGED TO ADOPT SYSTEMS OF AL/FT PREVENTION

The purpose of this document is to certify to ECOPETROL S A that our entity has a SYSTEM FOR THE PREVENTION AND CONTROL OF ASSETS LAUNDERING AND THE FINANCING OF TERRORISM, which fully complies with the applicable Colombian regulations.

Therefore, _____________________________, in my capacity as legal representative of SOLANA PETROLEUM EXPLORATION COLOMBIA LTD (THE ENTITY), I hereby CERTIFY that:

1.	The ENTITY is fully complying with Colombian the applicable norms and regulations concerning the prevention and control of assets laundering and the financing of terrorism.
YES __                                No_____

2.	The ENTITY has appropriate policies, manuals and procedures for the prevention and control of assets laundering and the financing of terrorism fully complying with the applicable regulations in force.
YES __                                No_____

3.	Has the ENTITY been involved in investigations for violations to laws regarding the assets laundering and the financing of terrorism?
YES ___                                No____

4.	Has the ENTITY been sanctioned or any of its employees or officers for violations to laws regarding assets laundering and the financing of terrorism?
YES __                                No___

Report the following data of the officer or employee concerning compliance:

Name:
Telephone:
e-mail:
Address:

We manifest that we authorize ECOPETROL S A to verify and confirm the information provided hereto directly or through the persons designed, including the effective application of the SYSTEM OF PREVENTION AND CONTROL OF ASSETS LAUNDERING AND THE FINANCING OF TERRORISM inside our entity.
Comments:

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia Teléfono:
(571)2344606

Vice-presidency of Supply and Marketing
Additional No. 1 Contract VSM-GPS-031-2011

ANNEX No. 2

Certificate of Shares Participation
Associates, Shareholders or Partners holding over five (5%) of interest in the corporate capital

This certification is only requested in the case of legal persons in which, given their nature, their shareholders, partners or associates do not appear in the certificate of the chamber of commerce

I, hereby certify that the associates, shareholders or partners holding over FIVE (5%) of interest in the corporate capital of the entity I represent are the natural or legal persons appearing in the following list:

NAME OF SHAREHOLDER PARTNER OR ASSOCIATE	IDENTIFICATION	NUMBER OF SHARES QUOTA OR PARTS OF INTEREST	PARTICIPATION IN THE CORPORATE CAPITAL (%)

I hereby certify that the real beneficiaries and controllers 1

Name	Identification

Name of the entity:
Tax ID:
Name of Legal Representative:
Identification Number:
Signature Legal Representative:

1 It is understood as “real beneficiary” or “controller” any person or group of persons who, directly or indirectly, by himself or through any third party, by virtue of any contract, agreement or otherwise has, with respect to any share or quote of a company, or may have any decision capacity or control over said company.

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia Teléfono:
(571)2344606